UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 11, 2011

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 NE Ambassador Place Portland, Oregon	97220
(Address of Principal Executive Offices)	(Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective July 11, 2011, the Board of Directors of Rentrak Corporation (the “Company”) approved an amendment to the Company’s Bylaws to provide that the Board of Directors of the Company shall consist of not less than six (6) and not more than (10) persons, with the specific number to be set by resolution of the Board of Directors. A copy of the amendment to the Company’s Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 11, 2011, the Company issued a press release announcing that Brent Rosenthal has been named to succeed Paul Rosenbaum as Non-Executive Chairman of the Company’s Board of Directors, in connection with Mr. Rosenbaum’s retirement and effective at the Company’s annual meeting of shareholders on August 24, 2011. This information was reported in the current report on Form 8-K filed by the Company on June 30, 2011. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to 1995 Restated Bylaws of Rentrak Corporation, effective July 11, 2011.

99.1	Press Release of Rentrak Corporation dated July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

RENTRAK CORPORATION

By:	/s/ William P. Livek
Name: William P. Livek
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to 1995 Restated Bylaws of Rentrak Corporation, effective July 11, 2011.

99.1	Press Release of Rentrak Corporation dated July 11, 2011.